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                                                                    EXHIBIT 5.1

                        [Letterhead of Pamela F. Craven]


                                                  September 15, 2000

RE:        Avaya Inc.
           211 Mount Airy Road
           Basking Ridge, New Jersey 07902

Dear Sirs:

           With reference to the Registration Statement on Form S-8 which Avaya Inc. (the "Company") proposes to file with the Securities and Exchange Commission the "SEC") under the Securities Act of 1933, as amended, registering 63,511,695 common shares, par value $.01 per share, (including an equal number of Preferred Shares Purchase Rights that initially trade with the common shares) of the Company (the "Shares") which may be offered and sold by the Company under the Octel Communications Corporation 1996 Supplemental Stock Plan for Avaya Employees; the Octel Communications Corporation 1995 Incentive Stock Plan for Avaya Employees; the Prominet Corporation 1996 Stock Option Plan for Avaya Employees; the Ascend Communications, Inc. 1998 Stock Incentive Plan for Avaya Employees; the Ascend Communications, Inc. First Amended And Restated 1989 Stock Option Plan for Avaya Employees; the Ascend Communications, Inc. 1998 Supplemental Stock Incentive Plan for Avaya Employees; the Mosaix, Inc. 1997 Nonofficer Stock Incentive Compensation Plan for Avaya Employees; the Mosaix, Inc. 1996 Amended And Restated Stock Incentive Compensation Plan for Avaya Employees; the Xedia Corporation 1993 Stock Option Plan for Avaya Employees; the 1996 Long Term Incentive Plan for Avaya Employees; the 1997 Long Term Incentive Plan for Avaya Employees; the 1998 Global Stock Option Plan for Avaya Employees; the 2000 Stock Option Plan for Avaya Employees; and the Avaya Inc. 2000 Employee Stock Purchase Plan (the "Plans"), I am of the opinion that all proper corporate proceedings have been taken so that any Shares to be offered and sold which are of original issuance, upon sale and payment therefor in accordance with the Plans and the resolution of the Board of Directors relating to the offering and sale of common shares thereunder, will be legally issued, fully paid and non assessable.

I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.

                                                Very truly yours,



                                                /s/ Pamela F. Craven
                                                Vice President, General Counsel
                                                     and Secretary



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